UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2019

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW

New Prague, MN 56071

(Address of Principal Executive Offices) (Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value	ELMD	NYSE American LLC
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Electromed, Inc. (the “Company”) entered into amended and restated employment agreements with certain key employees, including its President and Chief Executive Officer, Kathleen S. Skarvan, and our Chief Financial Officer, Jeremy T. Brock (collectively, the “Executives”) effective as of December 2, 2019. The amended and restated employment agreements supersede the existing employment agreements between the Company and each Executives.

The amended and restated employment agreements reflect interim increases in the base salaries and housing and auto allowances payable to our Chief Executive Officer and Chief Financial Officer, each as previously reported in our filings with the Securities and Exchange Commission (the “Commission”).

Under the amended and restated employment agreements, if either Executive’s employment is terminated by us for any reason other than for “cause” (as defined in the applicable employment agreement) or is terminated by them for “good reason” (as defined in the applicable employment agreement), and in either case the termination of employment occurs before a change of control, then the Executive will be eligible to (A) receive an amount equal to (i) one times their annualized base salary as of the termination date, plus (ii) an amount equal to 100% of the portion (if any) of their target annual bonus that was based on their individual performance for the fiscal year in which the termination date occurs, plus (iii) an amount equal to the portion of their target annual bonus that was based on Company performance for the fiscal year in which their termination date occurs, pro-rated based on the portion of the fiscal year that had elapsed prior to the termination date, and (B) have us continue to pay the Company portion of COBRA premiums for up to 12 months.

If any such termination occurs within twelve months after a change of control, then the Executive will instead be eligible to (A) receive an amount equal to (i) 1.5 times their annualized base salary as of the termination date, plus (ii) 150% of the portion (if any) of their target annual bonus that was based on their individual performance for the fiscal year in which the termination date occurs, plus (iii) the same pro-rated portion of their target annual bonus that was  based on Company performance, (B) have us continue to pay the Company portion of COBRA premiums for up to 18 months, and (C) all outstanding equity-based awards on the date of termination will vest in full, remain exercisable for the remainder of their original term (as applicable) and, to the extent vesting is based on satisfaction of one or more performance criteria, the Executive will continue to be entitled to vest based on actual performance.

If either Executive’s employment is terminated by us for any reason other than for cause, including a nonrenewal of the employment agreement, such termination occurs within 60 days before a Change in Control, and the Executive reasonably demonstrates that such termination (i) was requested by a party other than the Board that has taken other steps reasonably calculated to result in the Change in Control, or (ii) otherwise arose in connection with or in anticipation of the Change in Control, then the Executive will be entitled to receive (a) an additional 50% of their annualized base salary as of the termination date, plus (b) continued payment of the Company portion of COBRA premiums for up to a total of 18 months.

All of the above severance benefits remain contingent on the Executive signing and not revoking a release of claims and the Executive remaining in strict compliance with the terms of their employment agreement and their existing non-competition, non-solicitation, and confidentiality agreement with the Company and any other written agreement between the Executive and the Company.

Each Executive remains a party to their existing non-competition, non-solicitation, and confidentiality agreement with the Company notwithstanding the amendment and restatement of their employment agreement.  In addition to the specific terms summarized above, each Executive remains eligible to participate in the other compensation and benefits programs generally available to Company employees.

The foregoing descriptions of the material terms of Ms. Skarvan’s and Mr. Brock’s amended and restated employment agreements are qualified by the text of such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, each of which is incorporated into this Item 5.02 by reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits:

Number	Description	Method of Filing
10.1	Amended and Restated Employment Agreement with Kathleen S. Skarvan, dated December 2, 2019	Filed Electronically
10.2	Amended and Restated Employment Agreement with Jeremy T. Brock, dated December 2, 2019	Filed Electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROMED, INC.

Date: December 6, 2019	By: /s/ Jeremy T. Brock
	Name:	Jeremy T. Brock
	Title:	Chief Financial Officer